Exhibit 10.12

ORGANICELL REGENERATIVE MEDICINE, INC.

4045 SHERIDAN AVENUE

SUITE 239

MIAMI BEACH, FLORIDA 33140

August 19, 2022

Dr. George Shapiro

 _________________

 _________________

Dear Dr. Shapiro:

Reference is made to that certain consulting arrangement by and between Organicell Regenerative Medicine, Inc., a Nevada corporation (the “Company”) and Dr. George Shapiro (“Executive”), which was initially approved by the Company’s Board of Directors effective March 1, 2020 and amended effective May 1, 2021 (the “Consulting Arrangement”). In connection with a capital and management restructuring of the Company, the Company and Executive as follows:

1. The Consulting Arrangement is hereby terminated and is of no further force and effect.

2. Executive waives the right to receive all accrued but unpaid compensation as of the date of this letter agreement under the Consulting Arrangement. In exchange therefor, the Company shall issue to Executive ten-year warrants to purchase up to 3,150,000 shares of the Company’s common stock at an price of $0.02 per share, in the form attached hereto as Exhibit A.

If the foregoing correctly set forth our agreement, please countersign this letter agreement below.

Very truly yours,

ORGANICELL REGENERATIVE MEDICINE, INC.

By:	/s/ Matthew Sinnreich,
Matthew Sinnreich, Acting Chief Executive Officer

ACCEPTED AND AGREED TO THIS 19th DAY OF AUGUST, 2022

/s/ George Shapiro
Dr. George Shapiro

8/19/2022